UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  July 30, 2013

ENVIRATRENDS INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-164086	27-0566627
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 312, Sarasota, FL  34236
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-365-8835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Notwithstanding the fact that Gruber & Company, LLC did not resign, was not dismissed and did not decline to stand for re-election, we have provided Gruber & Company, LLC with a copy of our report on Form 8-K for the report date of July 26, 2013 filed July 29, 2013 with a request that Gruber & Company, LLC provide us with a letter addressed to the Commission that it agrees with the disclosures we have included in that report.

(b)  On July 30, 2013, we engaged Li and Company, PC, of Skillman, New Jersey, certified public accountants, as our independent auditor for the fiscal years ended September 30, 2011 and 2012.  During our two most recent fiscal years and the interim period subsequent thereto to the date of this report, we have not consulted Li and Company, PC regarding:

(i)  The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or

(ii) Any matter that was either the subject of a disagreement with Gruber & Company, LLC, of which there were none, or a reportable event.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Gruber & Company, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviraTrends, Inc.

August 5, 2013	By:	/s/ Russell Haraburda
Russell Haraburda Chief Executive Officer

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